UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

____________

Date of Report (Date of earliest event reported) February 16, 2005 (February 15, 2005)

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

Registrant's telephone number, including area code  (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 15, 2005, we announced the initial public offering of 100% of the outstanding common stock (40,000,000 shares) of our wholly owned Wright Express subsidiary. The offering was priced at $18.00 per share. All 40,000,000 shares of common stock are being sold by us. The common stock will begin trading on the New York Stock Exchange under the symbol “WXS” on February 16, 2005. The completion of the initial public offering is scheduled for Tuesday, February 22, 2005, subject to customary closing conditions.

Upon closing, we will receive approximately $1 billion of proceeds from the disposition of Wright Express (net of offering expenses), including a special dividend of approximately $300 million from Wright Express. We will use the proceeds and dividend to fund the acquisitions of eBookers and Gullivers Travel Associates, expected to be completed on March 1 and April 1, 2005, respectively. Cendant expects to record a gain on the sale in the range of $150 million to $190 million, or $0.13 to $0.17 per share, in the first quarter of 2005. Such gain and the operations of Wright Express will be required to be presented as a discontinued operation in first quarter 2005. The tax liability resulting from the gain on sale of Wright Express will be offset by the utilization of the Company’s existing net operating loss carryforwards.

A copy of the prospectus relating to the shares of Wright Express common stock may be obtained, when available, from J.P. Morgan Securities Inc., Prospectus Department, One Chase Manhattan Plaza, New York, NY 10081 (Telephone: (212) 552-5164); Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, Level 1B, New York, New York 10010 by faxing a request to (212) 325-8057; or Merrill Lynch & Co. at 4 World Financial Center, New York, New York 10080 (Telephone: (212) 449-1000).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares of Wright Express common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Statements about future results made in this Item constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

  A copy of the press release announcing the pricing of the Wright Express Initial Public Offering is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated February 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law And Corporate Secretary

Date: February 16, 2005

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated February 16, 2005 (February 15, 2005)

EXHIBIT INDEX

99.1	Press Release, dated February 15, 2005.